SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the

Commission only (as permitted by

Definitive Proxy Statement	Rule 14a-6(e)(2))

Definitive Additional Materials

Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

VIADOR INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

[LOGO OF VIADOR INC.]

977 Benecia Avenue

Sunnyvale, CA 94085
(408) 735-5956

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 20, 2002

To the Stockholders of Viador Inc.:

      The annual meeting of stockholders of Viador Inc., a Delaware corporation, will be held on June 20, 2002 at 10:00 a.m., local time, at our headquarters located at 977 Benecia Avenue, Sunnyvale, California 94085, for the following purposes:

1.	To approve the amendment to Viador’s 1999 Stock Incentive Plan to increase the total number of shares authorized for issuance there under by 10,000,000 shares to a total of 22,895,549 shares;

2.	To ratify the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2002; and

3.	To elect two directors to serve for a three-year term ending in the year 2005 or until a successor is duly elected and qualified; and

4.	To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

      The foregoing matters are described in more detail in the enclosed proxy statement. The board of directors has fixed the close of business on May 8, 2002, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting and any postponement or adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the annual meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the annual meeting will be available for inspection at our executive offices.

      All stockholders are cordially invited to attend the meeting in person. Regardless of whether you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the annual meeting. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted.

      YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors, /s/ NATHAN A. CAMMACK ______________________________________________________________________________ Nathan A. Cammack Secretary

Sunnyvale, California
May 2, 2002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS JUNE 20, 2002
INFORMATION CONCERNING SOLICITATION AND VOTING
GENERAL INFORMATION ABOUT VOTING
PROPOSAL NO. 1
PROPOSAL NO. 2
PROPOSAL NO. 3
BOARD AND COMMITTEE MEETINGS
MANAGEMENT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION AND RELATED INFORMATION
STOCK OPTION GRANTS IN FISCAL YEAR 2001
DIRECTOR COMPENSATION
EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS
BENEFICIAL OWNERSHIP
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
1999 STOCK INCENTIVE PLAN
APPENDIX

VIADOR INC.

977 Benecia Avenue
Sunnyvale, CA 94085
(408) 735-5956

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
JUNE 20, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

      Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by our management for the board of directors. This proxy statement and the accompanying proxy card are being mailed to you on or about May 20, 2002.

GENERAL INFORMATION ABOUT VOTING

Who can vote?

      You can vote your shares of common stock if our records show that you owned the shares on May 8, 2002. A total of 33,015,866 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

      Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. If the proxy card is properly signed and returned, the proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote FOR each of the other proposals to be considered at the meeting.

What if other matters come up at the annual meeting?

      The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

      Yes. At any time before the vote on a proposal, you can change your vote either by filing with our Secretary at our principal executive offices at 977 Benecia Avenue, Sunnyvale, California, 94085, a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. You may also revoke your proxy by attending the annual meeting and voting in person.

Can I vote in person at the annual meeting rather than by completing the proxy card?

      Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in “street name”?

      If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

      We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

      If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so-called “broker non-votes”), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal.

Who pays for this proxy solicitation?

      We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of ours. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

PROPOSAL NO. 1

APPROVAL OF AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN

      The stockholders are being asked to vote on a proposal to approve an amendment to our amended and restated 1999 Stock Incentive Plan, or the 1999 Plan. The amendment will increase the maximum number of shares of Viador’s common stock authorized for issuance under the 1999 Plan by an additional 10,000,000 shares.

      The proposed share increase will assure that a sufficient reserve of common stock will be available to attract and retain new executive officers as well as the services of other Viador employees, all of whom are essential to our long-term growth and success. Stock options are an essential component of the compensation package of our employees, and the proposed increase will assure that we will remain competitive in offering equity incentives to attract and retain employees essential to our future success.

      The affirmative vote of the holders of a majority of the common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal is required for approval of the proposed amendment to the 1999 Plan.

      The 1999 Plan was originally adopted by the board of directors on October 25, 1999 as the successor to our 1996 Stock Option/ Stock Issuance Plan and our 1997 Stock Option/ Stock Issuance Plan. At that time, all outstanding options under the 1996 and 1997 plans were transferred to the 1999 Plan, and no further option grants have since or will be made under the 1996 or 1997 plans. The transferred options will continue to be governed by their existing terms, unless our compensation committee decides to extend one or more features of the 1999 Plan to those options. Except as otherwise noted below, the transferred options have substantially the same terms as will be in effect for grants made under the discretionary option grant program of the 1999 Plan.

      The principal terms and provisions of the 1999 Plan as modified by the most recent amendment are summarized below. The summary is not, however, intended to be a complete description of all the terms of the 1999 Plan. A copy of the 1999 Plan will be furnished without charge to any stockholder upon written request to the attention of our Investor Relations Department at 977 Benecia Avenue, Sunnyvale, California, 94085.

Features of the 1999 Plan

      Structure. The 1999 Plan has five separate programs:

•	The discretionary option grant program, under which eligible individuals in our employ may be granted options to purchase shares of our common stock at an exercise price not less than the fair market value of those shares on the grant date, subject to vesting no more restrictive than twenty percent vesting per year;

•	The stock issuance program, under which eligible individuals may be issued shares of common stock directly, upon the attainment of performance milestones, the completion of a specified period of service or as a bonus for past services;

•	The salary investment option grant program, under which our executive officers and other highly compensated employees may be given the opportunity to apply a portion of their base salary each year to the acquisition of special below market stock option grants;

•	The automatic option grant program, under which option grants will automatically be made at periodic intervals to eligible non-employee board members to purchase shares of common stock at an exercise price equal to the fair market value of those shares on the grant date; and

•	The director fee option grant program, under which our non-employee board members may be given the opportunity to apply a portion of any director or retainer fee otherwise payable to them in cash each year to the acquisition of special below-market option grants.

      As of April 29, 2002, neither the salary investment option grant program or the director fee option grant program has been activated and no shares have been issued under the stock issuance program.

      Administration. The discretionary option grant and stock issuance programs will be administered by our compensation committee. This committee will determine which eligible individuals are to receive option grants or stock issuances under those programs, the time or times when the grants or issuances are to be made, the number of shares subject to each grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, the time or times when each option is to become exercisable, the vesting schedule to be in effect for the option grant or stock issuance, the maximum term for which any granted option is to remain outstanding and the consideration to be paid in connection with any direct stock issuances. The compensation committee will also have the authority to select the executive officers and other highly compensated employees who may participate in the salary investment option grant program in the event that program is put into effect for one or more calendar years. All grants under the automatic option grant and director fee option grant programs will be made in strict compliance with the express provisions of those programs, and no administrative discretion will be exercised by the compensation committee.

      Share Reserve. If the stockholders approve this proposal, then a total of 22,895,549 shares of our common stock will be reserved for issuance over the term of the 1999 Plan. This share reserve will consist of (i) the 7,000,000 shares initially reserved for issuance under the 1999 Plan, (ii) the automatic share increases to the plan pursuant to the provisions of the 1999 Plan, consisting of 827,962 shares in January 2000, 909,957 shares in January 2001 and 1,657,631 shares in January 2002, (iii) the increase of 2,500,000 shares approved by the stockholders in 2001, and (iv) the additional increase of 10,000,000 shares for which stockholder approval is sought under this Proposal.

      The share reserve under the 1999 Plan will automatically increase on the first trading day in January of each subsequent calendar year by an amount equal to five percent of the total number of shares of our common stock outstanding on the last trading day of December in the prior calendar year, but in no event will this annual increase exceed 3,000,000 shares.

      In addition, no participant in the 1999 Plan may be granted stock options, separately exercisable stock appreciation rights or direct stock issuances for more than 1,000,000 shares of common stock in total in any calendar year. Stockholder approval of this Proposal will also constitute re-approval of that share limitation for purposes of Internal Revenue Code Section 162(m). This limitation, together with the requirement that all stock options under the discretionary option grant program have an exercise price per share equal to the fair market value per share of our common stock on the grant date, will allow us to structure one or more option grants under the discretionary option grant program so that any deductions to which we would otherwise be entitled upon the exercise of those options or the subsequent sale of the shares purchased under those options will not be subject to the $1.0 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m) of the Internal Revenue Code.

      As of April 9, 2002, approximately 2,033,250 shares of common stock had been issued under the 1999 Plan, 4,935,808 shares of common stock were subject to outstanding options and 15,947,131 shares of common stock were available for future option grants and stock issuances, including the 10,000,000 share increase for which stockholder approval is sought under this Proposal.

      The issuable shares may be made available either from the authorized but unissued shares of common stock or from shares of common stock repurchased by us, including shares purchased on the open market.

      Shares subject to any outstanding options under the 1999 Plan (including options transferred from the 1996 and 1997 plans) that expire or otherwise terminate prior to exercise will be available for subsequent issuance. Unvested shares issued under the 1999 Plan and subsequently repurchased by us, at the option exercise or direct issue price paid per share, pursuant to our repurchase rights under the 1999 Plan will be added back to the number of shares reserved for issuance under the 1999 Plan and will accordingly be available for subsequent issuance. However, any shares subject to stock appreciation rights exercised under the 1999 Plan will not be available for reissuance.

      Eligibility. Officers, employees, non-employee members of our board of directors and independent consultants in our service or in the service of our parent and subsidiaries, whether now existing or subsequently established, will be eligible to participate in the discretionary option grant and stock issuance programs. Our executive officers and other highly paid employees will also be eligible to participate in the salary investment option grant program, and non-employee members of our board of directors will also be eligible to participate in the automatic option grant and director fee option grant programs.

      As of April 9, 2002, two executive officers, four non-employee members of the board of directors and approximately 31 other employees were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. The two executive officers were eligible to participate in the Salary Investment Option Grant Program, and the four non-employee members of the board of directors were also eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

      Valuation. The fair market value per share of our common stock on any relevant date under the 1999 Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market Over-the-Counter Bulletin Board. On April 9, 2002 the fair market value per share determined on that basis was $0.27.

      Discretionary Option Grant Program. Each option granted under this program will have an exercise price per share determined by the plan administrator, but in no event will the exercise price be less than one hundred percent (100%) of the fair market value of the option shares on the grant date. No granted option will have a term in excess of ten (10) years. The option will generally vest and become exercisable in one or more installments over a specified period of service measured from the grant date so long as at least twenty percent of the option vests and becomes exercisable per year. However, options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under those options may be subject to repurchase by us, at the exercise price paid per share, if the optionee ceases service with us prior to vesting in those shares.

      Upon cessation of service with us, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of the options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

      The plan administrator is authorized to issue tandem stock appreciation rights under the discretionary option grant program, which will provide the holders with the right to surrender their options for an appreciation distribution from us. The amount of this distribution will be equal to the excess of (i) the fair market value of the vested shares of common stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. The appreciation distribution may, at the discretion of the plan administrator, be made in cash or in shares of our common stock.

      The plan administrator also has the authority to effect the cancellation of any or all options outstanding under the discretionary option grant program (including options transferred from the 1996 and 1997 plans) and to grant, in substitution therefore, new options covering the same or a different number of shares of common stock, but with an exercise price per share based upon the fair market value of the option shares on the new grant date.

      Salary Investment Option Grant Program. In the event the compensation committee decides to put this program into effect for one or more calendar years, each of our executive officers and other highly compensated employees may elect to reduce his or her base salary for the calendar year by an amount not less than $10,000 nor more than $50,000. Each selected individual who makes such an election will automatically be granted, on the first trading day in January of the calendar year for which his or her salary reduction is to be in effect, an option to purchase that number of shares of common stock determined by dividing the salary reduction amount by two-thirds of the fair market value per share of our common stock on the grant date. The option will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date. As a result, the option will be structured so that the fair market value of the option shares on the grant date less the exercise price payable for those shares will be equal to the amount of the salary reduction. The option will become exercisable in a series of twelve successive equal monthly installments over the calendar year for which the salary reduction is to be in effect. Following the optionee’s cessation of service, each of his or her options under the salary investment option grant program will remain exercisable for any shares for which that option is at the time vested until the earlier of (i) the expiration of the ten (10) year option term or (ii) the end of the three (3) year period measured from the date of the optionee’s cessation of service.

      Stock Issuance Program. Shares of our common stock may be issued under the stock issuance program for cash or promissory notes. The shares may also be issued as a bonus for past services without any cash outlay required of the recipient. In addition, shares of our common stock may be issued under the stock issuance program pursuant to share right awards that entitle the recipients to receive those shares upon the attainment of designated performance goals or the completion of a specified service period.

      The shares issued may be fully vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The plan administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares or share right awards outstanding under the stock issuance program.

      Automatic Option Grant Program. Each individual who first joins the board as a non-employee director will, at the time of his or her initial election or appointment, receive an option grant to purchase 15,000 shares of common stock, provided the individual has not previously been in our employ. In addition, on the date of each annual stockholders meeting, each non-employee board member who is to continue to serve as a non-employee board member, including any non-employee board members who were previously in our employ, will automatically be granted an option to purchase 5,000 shares of common stock, provided the individual has served on the board for at least six months.

      Stockholder approval of this Proposal will also constitute pre-approval of each option granted under the automatic option grant program on or after the date of the Annual Meeting and the subsequent exercise of that option in accordance with the terms of the program summarized below.

      Each automatic grant will have an exercise price per share equal to the fair market value per share of our common stock on the grant date and will have a term of 10 years, subject to earlier termination following the optionee’s cessation of board service. The option will be immediately exercisable for all of the option shares; however, we may repurchase, at the exercise price paid per share, any shares purchased under the option that are not vested at the time of the optionee’s cessation of board service. The shares subject to each initial 15,000-share automatic option grant will vest in a series of six successive semi-annual installments upon the optionee’s completion of each six-month period of board service over the thirty-six-month period measured from the grant date. However, the shares will immediately vest in full upon certain changes in control or ownership or upon the optionee’s death or disability while a board member. The shares subject to each annual 5,000-share automatic grant will be fully vested when granted. Following the optionee’s cessation of board service, the optionee will have up to a 12-month period in which to exercise his or her outstanding options under the automatic option grant program, to the extent those options are vested at the time of such cessation of board service.

      Director Fee Option Grant Program. If this program is put into effect in the future, then each non-employee board member may elect to apply all or a portion of any cash retainer fee for the calendar year to the acquisition of a below-market option grant. The option grant will automatically be made on the first trading day in January in the calendar year for which the non-employee board member would otherwise be paid the cash retainer fee in the absence of his or her election. The option will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date, and the number of shares subject to the option will be determined by dividing the amount of the retainer fee applied to the program by two-thirds of the fair market value per share of our common stock on the grant date. As a result, the option will be structured so that the fair market value of the option shares on the grant date less the exercise price payable for those shares will be equal to the portion of the director or retainer fee applied to that option. The option will become exercisable in a series of twelve successive equal monthly installments over the calendar year for which the election is in effect. However, the option will become immediately exercisable for all the option shares upon certain changes in control or ownership or upon the death or disability of the optionee while serving as a board member.

      Following the optionee’s cessation of board service, each of his or her options under the director fee option grant program will remain exercisable for any shares for which that option is at the time vested until the earlier of (i) the expiration of the ten (10) year option term or (ii) the end of the three (3) year period measured from the date of the optionee’s cessation of board service.

      Stockholder approval of this Proposal will also constitute pre-approval of each option granted under the director fee option grant program and the subsequent exercise of that option in accordance with the terms of the program summarized above.

      Change in Control. The 1999 Plan has the following change in control provisions that may result in the accelerated vesting of outstanding option grants and stock issuances:

•	In the event that Viador is acquired by merger or asset sale, each outstanding option under the discretionary option grant program that is not to be assumed by the successor corporation or replaced with a cash incentive program that preserves the option spread existing at the time of the acquisition will immediately become exercisable for all the option shares. In addition, all outstanding repurchase rights with respect to unvested shares under the 1999 Plan will automatically terminate, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation.

•	The compensation committee will have complete discretion to grant one or more options that will become exercisable for all the option shares in the event those options are assumed in the acquisition but the optionee’s service with us or the acquiring entity is subsequently terminated. The vesting of any outstanding shares under our 1999 Plan may be accelerated upon similar terms and conditions.

•	The compensation committee may also grant options that will become exercisable for all the option shares in the event Viador is acquired, whether or not those options are to be assumed in the acquisition.

•	The compensation committee may grant options and structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a successful tender offer for more than fifty percent of our outstanding voting stock or a change in the majority of our board through one or more contested elections. This accelerated vesting may occur either at the time of the transaction or upon the subsequent termination of the individual’s service.

•	Any outstanding options under the salary investment, automatic option grant and director fee option grant programs will immediately vest if we are acquired by a merger or asset sale or if there is a successful tender offer for more than 50% of our outstanding voting stock or a change in the majority of our board through one or more contested elections.

•	The options transferred from the 1996 and 1997 plans will immediately vest in the event Viador is acquired, unless those options are assumed by the acquiring entity and our repurchase rights with respect to any unvested shares subject to those options are assigned to the acquiring entity. However, several options outstanding under the 1996 and 1997 plans contain additional acceleration provisions. Some of those options will vest up to 50% of the unvested shares immediately upon the acquisition, whether or not those options are assumed, and other of those options will immediately vest upon an involuntary termination of the optionee’s employment within 18 months following an acquisition in which those options are assumed.

      Limited Stock Appreciation Rights. Limited stock appreciation rights will automatically be included as part of each grant made under the salary investment option grant program and the automatic and director fee option grant programs, and these rights may also be granted to one or more officers as part of their option grants under the discretionary option grant program. Options with this feature may be surrendered to us upon the successful completion of a hostile tender offer for more than 50% of our outstanding voting stock. In return for the surrendered option, the optionee will be entitled to a cash distribution from us in an amount per surrendered option share based upon the highest price per share of our common stock paid in that tender offer. Stockholder approval of this Proposal will also constitute pre-approval of each limited stock appreciation right granted under the salary investment option grant, automatic option grant or director fee option grant program and the subsequent exercise of that right in accordance with the foregoing terms.

General Provisions of the 1999 Plan

      Amendment and Termination of the 1999 Plan. The board of directors may amend or modify the 1999 Plan in any or all respects whatsoever. However, no amendment may adversely affect the rights of outstanding option holders without their consent. In addition, certain amendments may require stockholder approval pursuant to applicable law or regulation.

      The board of directors may terminate the 1999 Plan at any time, and the 1999 Plan will in all events terminate not later than June 15, 2009. Any options outstanding at the time of plan termination will continue to remain outstanding and exercisable in accordance with the terms and provisions of the instruments evidencing those grants.

      Tax Withholding. The compensation committee may provide one or more holders of non-statutory options or unvested share issuances under the 1999 Plan with the election to have us withhold a portion of the shares of common stock otherwise issuable to the individuals in satisfaction of the federal, state and local income and employment withholding taxes to which the individuals become subject in connection with the exercise of those options or the vesting of their shares. Alternatively, the compensation committee may allow the individuals to deliver previously acquired shares of common stock in satisfaction of the withholding tax liability.

      Stockholder Rights and Option Transferability. No optionee will have any stockholder rights with respect to the option shares until the optionee has exercised the option and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will or the laws of inheritance following optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee. However, non-statutory options may be transferred or assigned during the optionee’s lifetime to one or more members of the optionee’s family or to a trust established for one or more such family members or to the optionee’s former spouse, to the extent such transfer is in connection with the optionee’s estate plan or pursuant to a domestic relations order.

      Financial Assistance. The plan administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the discretionary option grant program or the purchase of shares under the stock issuance program through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of those shares.

      Changes in Capitalization. In the event any change is made to the common stock issuable under the 1999 Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1999 Plan, (ii) the number and/or class of securities and price per share in effect under each outstanding option (including all option grants transferred from the 1996 and 1997 plans), (iii) the maximum number and/or class of securities for which any one individual may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances per calendar year under the 1999 Plan, (iv) the number and/or class of securities for which automatic option grants are subsequently to be made to each newly-elected or continuing non-employee board member and (v) the maximum number and/or class of securities by which the share reserve under the 1999 Plan is to increase automatically each year.

      Each outstanding option which is assumed or is otherwise to continue in effect after a change in control transaction will be appropriately adjusted to apply and pertain to the number and class of securities that would have been issued, in connection with the change in control transaction, to the holder of the option had the option been exercised immediately prior to the change in control transaction. Appropriate adjustments will also be made to the exercise price payable per share and to the number and class of securities subsequently available for issuance under the 1999 Plan on both an aggregate and per participant basis.

      Option grants under the 1999 Plan will not affect the right of Viador to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      Excess Grants. The 1999 plan permits the grant of options to purchase shares of common stock in excess of the number of shares then available for issuance under the 1999 Plan. Any options so granted cannot be exercised prior to stockholder approval of an amendment sufficiently increasing the number of shares available for issuance under the 1999 Plan.

Stock Awards

      We do not have any options grants outstanding that were issued outside of the stockholder approved plans. A summary of shares outstanding as of December 31, 2001 is as follows:

Shares
	Shares Issuable		Available
	Under	Weighted Average	for Future
	Outstanding Grants	Exercise Price	Grant

Plans approved by stockholders	5,051,204	$2.58	4,174,104
Plans not approved by stockholders	—	—	—

      Shares available for future grant in the table above do not include the 10,000,000 shares that are the subject of this Proposal or the 1,657,631 automatic share increase to the 1999 Plan in January 2002. As indicated above, the share reserve under the 1999 Plan will automatically increase on the first trading day in January each year by an amount equal to the lesser of (i) five percent of our outstanding common stock on the last trading day of the preceding year or (ii) 3,000,000 shares.

      Viador also maintains the 1999 Employee Stock Purchase Plan, or ESPP, which was approved by the stockholders in connection with the initial public offering of our common stock. Under the ESPP, each eligible employee may purchase up to 1,200 shares of our common stock at semi-annual intervals at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of our common stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the semi-annual purchase date. In no event, however, may more than 120,000 shares be issued in total on any one purchase date. As of December 31, 2001, 714,684 shares of our common stock were available for issuance under the ESPP. However, the number of shares available for issuance under the plan will automatically increase on the first trading of each calendar year over the remaining term of the plan by an amount equal to the lesser of (i) two percent (2%) of the total number of shares of our outstanding common stock on the last day of the immediately preceding year or (ii) 800,000 shares. On the first trading day of 2002, the number of shares reserved under the ESPP was increased by 662,944 shares.

      The table below sets forth, as to our current and former Chief Executive Officers, our four other most highly compensated executive officers (with base salary and bonus for the past fiscal year in excess of $100,000) and the other individuals and groups indicated, the number of shares of common stock subject to option grants made under the 1999 Plan during the year ended December 31, 2001, together with the weighted average exercise price payable per share for such option grants. Options granted to directors include shares granted under the automatic option grant program of the 1999 Stock Incentive Program. Each individual who first joins the board as a non-employee director receives an option grant to purchase 15,000 shares of common stock. An additional option to purchase 5,000 shares of common stock is automatically granted on the date of each annual stockholders meeting. We have not made any direct stock issuances to date under the 1999 Plan.

	Weighted
	Average	Number of
Name and Position	Exercise Price(*)	Shares(*)

Stan X. Wang (1)	$0.25	605,000
President, Chief Executive Officer and Chairman of the Board of Directors
Jonathan M. Harding (2)	$—	—
Former President and Chief Executive Officer
Dick Warmington (3)	$0.32	765,992
Current Director and Former President and Chief Executive Officer
Nathan A. Cammack (4)	$—	—
Chief Financial Officer and Vice President, Finance and Administration
Subramanian Ramakrishnana (5)	$0.59	150,000
Former Vice President, Engineering and Chief Technology Officer
Alice Pilch (6)	$0.47	210,000
Former Vice President, Finance, Chief Financial Officer and Secretary
Teddy Kiang (7)	$0.30	45,000
Director
Song Jun (8)	$0.29	55,000
Director
Zhihan Wang (8)	$0.29	55,000
Director
All current executive officers, as a group (2 persons)	$0.25	605,000
All current directors who are not or were not executive officers, as a group (4 persons)	$0.31	920,992
All employees, including officers who are not executive officers, as a group	$0.54	4,175,496

(*)	The exercise price and number of options to be granted in the future under the 1999 Plan is unknown, as the exercise price will be equal to fair market value on the date of grant and option grants are made at the discretion of the Compensation Committee.

(1)	Mr. Wang served as President and Chief Executive Officer of Viador from December 1995 until October 2000, and from August 2001 to the present. Mr. Wang has served as Chairman of the Board of Directors since our founding in December 1995. Options granted includes 5,000 shares granted under the automatic option grant program in 2001.

(2)	Mr. Harding served as President and Chief Executive Officer and was a director of Viador from October 2000 to May 2001, when he resigned from all positions with Viador.

(3)	Mr. Warmington served as President and Chief Executive Officer of Viador from May 2001 to August 2001. Mr. Warmington has served as a member of our Board of Directors since May 2001.

(4)	Mr. Cammack has served as Vice President of Finance and Administration and Chief Financial Officer since October 2001.

(5)	Mr. Ramakishnan served as Vice President, Engineering and Chief Technology Officer from November 1999 to August 2001, when he resigned from Viador.

(6)	Ms. Pilch served as Secretary from March 2001 and as Vice President of Finance and Chief Financial Officer from January 2001 to September 2001, when she resigned from all positions with Viador.

(7)	Mr. Kiang has served as a Director since April 1997. Options granted include 5,000 shares granted under the automatic option grant program in 2001.

(8)	Mr. Jun and Mr. Z. Wang have each served as a member of the Board of Directors since June 2001. Options granted include 15,000 shares each granted under the automatic option grant program in 2001.

New Plan Benefits

      No stock option grants have been made to date under the 1999 Plan on the basis of the 10,000,000 share increase for which stockholder approval is sought under this Proposal. However, on the date of the Annual Meeting, each of the continuing non-employee board members will receive the automatic option grant for 5,000 shares of common stock with an exercise price equal to the fair market value per share of common stock on that date.

Federal Tax Consequences

      Options granted under the 1999 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as described below.

      Incentive Options. No taxable income is recognized by the optionee for regular income tax purposes at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option for those shares is exercised. If the sale or disposition occurs before those two requirements are satisfied, then a disqualifying disposition will result.

      Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

      If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, we will not be entitled to any income tax deduction.

      Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

      If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by us in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

      We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

      Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income, in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income.

      We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

      Direct Stock Issuances. The tax principles applicable to direct stock issuances under the 1999 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Deductibility of Executive Compensation

      Compensation deemed paid by us in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date may or may not qualify as performance-based compensation for purposes of Code Section 162(m). Compensation that does qualify will not have to be taken into account for purposes of the $1.0 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Any options granted under the 1999 Plan when the compensation committee is comprised of only one non-employee board member will not qualify as performance-based compensation, and any compensation attributable to these options will be subject to the applicable $1.0 million limitation on deductibility for federal income tax purposes.

Accounting Treatment

      Option grants under the discretionary option grant and automatic option grant programs with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to our reported earnings. However, the fair value of those options is required to be disclosed in the notes to our financial statements, and we must also disclose, in footnotes to its financial statements, the pro-forma impact those options would have upon its reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining our earnings per share on a fully-diluted basis.

      Any option grants made to non-employee consultants (but not non-employee board members) will result in a direct charge to our reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. This charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares. Should any outstanding options under the 1999 Plan be repriced, then that repricing will also trigger a direct charge to our reported earnings measured by the appreciation in the value of the underlying shares between the grant of the repriced option and the date the repriced option is exercised for those shares or terminates unexercised.

      Should one or more individuals be granted tandem stock appreciation rights under the 1999 Plan, then such rights would result in a compensation expense to be charged against our reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

Stockholder Approval

      The affirmative vote of at least a majority of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the proposed share increase to the 1999 Plan. If stockholder approval is not obtained, then any options granted on the basis of the 10,000,000 share increase that is the subject of this Proposal will terminate without becoming exercisable for any of the shares of common stock subject to those options and no further option grants will be made on the basis of such 10,000,000 share increase. However, the 1999 Plan will continue to remain in effect, and option grants and stock issuances may continue to be made pursuant to the provisions of the 1999 Plan in effect prior to the amendment summarized in this Proposal, until the available reserve of common stock as last approved by the stockholders has been issued.

Recommendation of the Board of Directors

      Our board believes that the proposed share increase to the 1999 Plan is necessary in order to provide us with the continuing opportunity to utilize equity incentives to attract and retain the services of key employees, consultants and non-employee board members essential to our financial success.

FOR THIS REASON, OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 1999 PLAN AS DESCRIBED IN THIS PROPOSAL.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF AUDITORS

      KPMG LLP has been selected by our board of directors as our independent auditors for the year ending December 31, 2002. If ratification of this selection of auditors is not approved by a majority of the shares of common stock voting thereon, management will review its future selection of auditors.

      Representatives of KPMG LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

      Fees billed to Viador by KPMG LLP during the year ended December 31, 2001 are as follows:

Audit Fees

      We paid audit fees totaling $176,000 to KPMG LLP during the year ended December 31, 2001. This amount related to KPMG LLP’s audit of our annual financial statements included in Form 10-K and their review of the financial statements included in our quarterly reports on Form 10-Q.

Financial Information Systems Design and Implementation Fees

      We did not engage KPMG LLP to provide advice to us regarding financial information systems design and implementation during the year ended December 31, 2001.

All Other Fees

      We paid $5,000 to KPMG LLP during the year ended December 31, 2001 for all other non-audit services. KPMG LLP did not provide tax related services to us during the year ended December 31, 2001.

      Before KPMG LLP provides any non-audit services to Viador, the Audit Committee considers whether providing the services is compatible with maintaining the independence of KPMG LLP as Viador’s external auditors.

Vote Required

      The ratification of the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2002 requires the affirmative vote of the holders of a majority of the shares of our common stock present at the annual meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS.

PROPOSAL NO. 3

ELECTION OF DIRECTORS

      Our certificate of incorporation provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, a portion of our board of directors will be elected each year. To implement the classified structure, prior to the consummation of our initial public offering in October 1999, we elected one board member to a one-year term, two board members to two-year terms, and two board members to three-year terms.

      After these initial terms, a single class of directors will be elected each year at the annual meeting. Subject to transition provisions, each director elected at each such meeting will serve for a term ending on the date of the third annual meeting of stockholders after his or her election or until his or her successor has been elected and duly qualified.

      The number of directors is determined from time to time by the board of directors and was previously set at six but is currently fixed at five members. Nevertheless, pursuant to our certificate of incorporation and bylaws, the board of directors expects to review the size of the board of directors from time to time, and if suitable outside candidates are available, the board may increase the size of the board of directors.

      Jonathan Harding was elected to serve as a Class I director on our board of directors in October 2000 to fill an existing vacancy on our board of directors. Mr. Harding resigned from the board of directors in May 2001 and Dick Warmington was elected to fill that vacancy. Virginia Turezyn, a Class I director, resigned from the board of directors in June 2001.

      One of our Class II directors, Dawn Lepore, resigned from the board of directors in December 2000 and Randolph Marks was elected to fill that vacancy. Mr. Marks resigned from the board of directors in April 2001. Our other Class II director, Chong Sup Park, resigned from the board of directors in May 2001. In June 2001, Zhihan Wang and Song Jun were elected to fill the Class II vacancies.

      Two directors are to be elected at this annual meeting to serve until the 2005 annual meeting, or until a successor is duly elected and qualified. If the nominee is unable or unwilling to serve as a director, the proxies may be voted for any substitute nominee designated by the present board of directors or the proxy holders to fill that vacancy, or the board of directors may be reduced in accordance with our bylaws. The board of directors has no reason to believe that the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

      Set forth below is certain information concerning the nominees and the other incumbent directors:

Directors to be Elected at the 2002 Annual Meeting:

      Stan X. Wang. Stan X. Wang, age 39, is a co-founder of Viador Inc. Mr. Wang has served as Chairman of the Board of Directors since we were founded in December 1995. From December 1995 to October 2000, and from August 2001 to the present, Mr. Wang served as President and Chief Executive Officer. Prior to founding Viador, Inc., from January 1995 to December 1995, Mr. Wang oversaw the data warehouse division of the RightSizing Group, a software and services company focused on Internet, data warehouse and large database and financial database applications, where he designed and implemented numerous large enterprise software projects. Mr. Wang holds a B.S. in Electrical Engineering from Tsing Hua University in China, an M.S. in Mathematics from Oregon State University and an M.S. in Mechanical Engineering from the California Institute of Technology.

      Teddy Kiang. Teddy Kiang, age 49, has served as a director since April 1997. Mr. Kiang is a Managing Director of Crosslink Technology Partners, an early stage venture capital firm, specializing in funding and developing healthcare, network and information technology ventures. From July 1990 to September 1995, Mr. Kiang was the program director and a business development executive for the Point-of-Care Coagulation product system at Boeringer Mannheim Corporation, a biotechnology firm. Mr. Kiang serves on the board of directors of two privately-held companies as the investment representative of Standard Foods Taiwan, Ltd. a publicly traded company in Taiwan. He also serves as a special advisor to the Chairman of AboveNet

Communications, Inc., a subsidiary of Metromedia Fiber Network, Inc. (NASDAQ:MFNX). Mr. Kiang holds an M.S. in Chemistry from Columbia University and a Ph.D. in Chemical Physics from Stanford University.

Director whose term expires in 2003:

      Dick Warmington. Dick Warmington, age 59, has served as a director since May 2001. He retired from Hewlett-Packard Company (“HP”) in August 2000, where he was employed for 33 years in a variety of management positions, most recently as Corporate Vice President and CEO/ President of HP Asia Pacific. Mr. Warmington holds an MBA from Harvard University and a B.S. in Electrical Engineering from Stanford University. He is a member of the Board of Trustees of the Athenian School in Diablo, CA and the Hillbrook School in Los Gatos, CA.

Directors whose terms expire in 2004:

      Song Jun. Song Jun, age 40, has served as director since June 2001. Since September 1998, Dr. Jun has held a variety of positions with Tsinghua University, most recently as Deputy Secretary-General. In addition, since September 1998, he has served as President of Tsinghua University Enterprise Group. Dr. Jun holds a B.S., an M.S. and a Ph.D in Engineering Mechanics from Tsinghua University.

      Zhihan Wang. Zhihan Wang, age 47, has served as director since June 2001. Since 1996, he has served as Chairman of the Board of China Laser Equipment Group and as Chief Executive Officer of Sinetech Group in Beijing, China. Mr. Wang holds a B.S. from Hebei Architecture College, an M.S. from Lanzhou University and an MBA from Zhejiang University

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE ELECTION OF DIRECTORS NOTED ABOVE.

BOARD AND COMMITTEE MEETINGS

      Our board of directors held four meetings during 2001. All directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the board and (ii) the total number of meetings of the committees of the board of directors on which they served except as follows: Messrs. Zhihan Wang and Song Jun did not attend the one meeting held during the period in which they were directors.

      Our audit committee currently consists of Teddy Kiang and Dick Warmington and has one vacancy. The audit committee met once during 2001. The audit committee reviews our financial statements and accounting practices, makes recommendations to the board of directors regarding the selection of independent auditors and reviews the results and scope of our annual audit and other services provided by our independent auditors.

      The board of directors approved a revised charter for the audit committee in June 2000. The board of directors has determined that each member of the audit committee is “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers other than Dick Warmington, who served as the Company’s Chief Executive Officer during the fiscal year ended December 31, 2001.

      The compensation committee currently consists of Teddy Kiang and has two vacancies. The compensation committee met four times during 2001. The compensation committee makes recommendations to the board of directors concerning salaries and incentive compensation for our officers and employees and administers our employee benefit plans including the grant of options under those plans.

MANAGEMENT

     Executive Officers

      The following table sets forth certain information regarding our executive officers as of April 9, 2002:

Name	Age	Position

Stan X. Wang	39	Chief Executive Officer and President
Nathan A. Cammack	55	Chief Financial Officer and Vice President, Finance and Administration

      Stan X. Wang. Stan X. Wang is a co-founder of Viador Inc. Mr. Wang has served as Chairman of the Board of Directors since we were founded in December 1995. From December 1995 to October 2000, and from August 2001 to the present, Mr. Wang served as President and Chief Executive Officer. Prior to founding Viador, Inc., from January 1995 to December 1995, Mr. Wang oversaw the data warehouse division of the RightSizing Group, a software and services company focused on Internet, data warehouse and large database and financial database applications, where he designed and implemented numerous large enterprise software projects. Mr. Wang holds a B.S. in Electrical Engineering from Tsing Hua University in China, an M.S. in Mathematics from Oregon State University and an M.S. in Mechanical Engineering from the California Institute of Technology.

      Nathan A. Cammack. Nathan A. Cammack has served as Vice President of Finance and Administration and Chief Financial Officer since October 2001. Prior to joining Viador, Mr. Cammack served as Chief Financial Officer of Infolio, Inc., a privately held company involved in wireless technology and an OEM licensee of Viador, Inc., from February 2000 until October 2001. Previously, Mr. Cammack served in a business development role for Spectrum Telecorp, a privately held company engaged in telecommunications billing services, from October 1997 to February 2000, and from October 1996, to October 1997, Mr. Cammack served as Operations Controller for Packard Bell/ NEC. Previously, Mr. Cammack held CFO positions at privately held companies including Maxoptix, Vicom, and DAVID Systems. Mr. Cammack held a variety of finance and accounting positions at Xerox, Intel and Memorex. Mr. Cammack holds a B.A. from San Francisco State University, and an M.B.A. from Santa Clara University.

      Our officers are elected by the board of directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors or executive officers.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

      The compensation committee of the board is currently comprised of Mr. Kiang. At no time since our formation has Mr. Kiang served as one of our officers or employees. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or our compensation committee of the board of directors.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

      The following table sets forth the compensation earned in each of the last three fiscal years by our Named Executive Officers, which include our current Chief Executive Officer, two other individuals who served in the capacity of Chief Executive Officer during portions of 2001 and our other executive officer serving as of December 31, 2001. We have also included our two most highly compensated executive officers whose salary and bonus for the 2001 fiscal year was in excess of $100,000, who would have been excluded from the table due to termination of employment with us prior to December 31, 2001.

SUMMARY COMPENSATION TABLE

				Long-Term
		Annual Compensation		Compensation Awards
				Securities	All Other
Name and Principal Position	Year	Salary	Bonus	Underlying Options (7)	Compensation

Stan X. Wang (1)	2001	$126,041	$34,375	605,000	$—
President, Chief Executive Officer and	2000	244,809	55,833	250,000	—
Chairman of the Board of Directors	1999	150,000	35,000	—	—
Nathan A. Cammack (2)	2001	$27,000	$—	—	$—
Chief Financial Officer and Vice President,	2000	—	—	—	—
Finance and Administration	1999	—	—	—	—
Dick Warmington (3)	2001	$—	$—	765,992	$—
Current Director and Former President	2000	—	—	—	—
and Chief Executive Officer	1999	—	—	—	—
Jonathan M. Harding (4)	2001	$129,299	$62,500	—	$73,421 (4)
Former President and	2000	224,999	103,125	845,835	—
Chief Executive Officer	1999	150,000	30,000	79,166	—
Subramanian Ramakrishnana (5)	2001	$133,126	$42,500	150,000	$—
Former Vice President,	2000	191,166	48,913	103,291	—
Engineering and Chief Technology Officer	1999	72,450	30,000	133,167	—
Alice Pilch (6)	2001	$126,434	$33,250	210,000	$—
Former Vice President, Finance,	2000	121,227	—	59,000	—
Chief Financial Officer and Secretary	1999	—	—	25,000	—

(1)	Mr. Wang served as President and Chief Executive Officer of Viador from December 1995 until October 2000, and from August 2001 to the present. Mr. Wang has served as Chairman of the Board of Directors of Viador since our founding in December 1995. Mr. Wang did not draw salary for his role as Chairman of the Board of Directors. To date, Mr. Wang has drawn no salary in 2002 and his annual base salary for 2002 has yet to be determined.

(2)	Mr. Cammack has served as Vice President of Finance and Administration and Chief Financial Officer since October 2001. His annual salary will be $120,000.

(3)	Mr. Warmington served as President and Chief Executive Officer of Viador from May 2001 to August 2001, during which time he did not draw a salary. Mr. Warmington has served as a Director of Viador since May 2001.

(4)	Mr. Harding served as President and Chief Executive Officer and as Director of Viador from October 2000 to May 2001. His resignation from all positions became effective in May 2001. He is not currently an officer or director of Viador. From April 1998 to October 2000, Mr. Harding served as Executive Vice President and General Manager of Viador. As part of the Settlement Agreement and General Release between Viador and Mr. Harding, Mr. Harding received severance equal to three months pay of $71,921 and three months of health insurance premiums equal to $1,500.

(5)	Mr. Ramakrishnan served as Vice President, Engineering and Chief Technology Officer from November 1999 to August 2001, when his resignation became effective. He is not currently an officer of Viador.

(6)	Ms. Pilch served as Secretary from March 2001 and as Vice President of Finance and Chief Financial Officer from January 2001 to September 2001, when her resignation became effective. She is not currently an officer of Viador. From August 2000 to January 2001, Ms. Pilch served as Vice President of Finance and Administration, and from the end of December 1999 to August 2000, she served as Controller.

(7)	The options listed in the table were granted under our Amended and Restated 1997 Stock Option/ Stock Issuance Plan (the “1997 Plan”) or the 1999 Stock Incentive Plan. The options from the 1997 Plan have been incorporated into the 1999 Stock Incentive Plan, but continue to be governed by their original terms.

Stock Options and Stock Appreciation Rights

      The following table sets forth information regarding option grants to each of the Named Executive Officers during fiscal year 2001. No stock appreciation rights were granted to the Named Executive Officers during the 2001 fiscal year. In 2001, we granted options to purchase an aggregate of 6,036,488 shares to employees, directors, and consultants under our amended and restated 1999 Stock Incentive Plan at exercise prices equal to the closing selling price per share of our common stock on the Nasdaq National Market on the date of grant. We have not granted any options since we were delisted from the Nasdaq National Market on October 31, 2001. Vesting periods are determined by our board of directors and generally provide for shares to vest ratably over a three to four year period.

STOCK OPTION GRANTS IN FISCAL YEAR 2001

					Potential Realizable
	Individual Grants				Value at Assumed
					Annual Rates of
		Percentage of			Stock Price
	Number of	Total Options			Appreciation For
	Securities	Granted to	Exercise		Option Term (1)
	Underlying Options	Employees in	Price	Expiration
Name	Granted(1)	2001	Per Share	Date	5%	10%

Stan X. Wang (2)	5,000	0.1%	$0.66	5/29/2011	$2,075	$5,259
	600,000	11.3	0.25	7/31/2011	94,302	238,960
Jonathan M. Harding (3)	—	—	—	—	—	—
Dick Warmington (4)	365,992	6.9	0.39	4/26/2011	89,735	227,389
	400,000	7.5	0.25	7/31/2011	62,868	159,307
Nathan A. Cammack	—	—	—	—	—	—
Subramanian Ramakrishnana (5)	50,000	1.0	1.00	2/15/2011	31,434	79,653
	100,000	1.9	0.39	4/26/2011	24,518	62,129
Alice Pilch (6)	50,000	0.9	1.00	2/15/2011	31,434	79,653
	60,000	1.1	0.39	4/26/2011	14,711	37,277
	100,000	1.9	0.25	7/31/2011	15,717	39,827

(1)	The actual stock price appreciation over the 10-year option term may not be at the above 5% and 10% assumed annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of common stock appreciates over the option term, no value will be realized from the option grant made to the Named Executive Officer.

(2)	All of the option grants to Mr. Wang during 2001 were fully vested and exercisable as of December 31, 2001.

(3)	Mr. Harding resigned from Viador in May 2001, at which time all of his outstanding options were cancelled.

(4)	Mr. Warmington’s option grant for 400,000 shares was fully vested as of December 31, 2001. The remaining grant vests 100% on April 30, 2002.

(5)	Mr. Ramakrishnana resigned from Viador in August 2001, at which time all of his outstanding options were cancelled.

(6)	Ms. Pilch resigned from Viador in September 2001, at which time all of her outstanding options were cancelled.

Aggregated Option/ SAR Exercises and Fiscal Year-End Values

      The following table sets forth information with respect to the Named Executive Officers concerning their exercise of stock options during the fiscal year ended December 31, 2001, and the number of shares subject to unexercised stock options held by them as of the close of such fiscal year. No stock appreciation rights were exercised during the fiscal year ended December 31, 2001, and no stock appreciation rights were outstanding at the close of that year. In the following table, “Value Realized” is equal to the difference between the fair market value of the shares at the time of exercise and the exercise price paid for the shares, and the “Value of Unexercised In-The-Money Options at Year-End” is based upon the fair value per share at the close of the 2001 fiscal year, which was $0.06 per share, less the exercise price payable per share.

AGGREGATED OPTION EXERCISES IN 2001 AND YEAR-END VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at Fiscal Year-End		at Fiscal Year-End
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Stan X. Wang	—	$—	1,637,116	116,667	$10,785	$—
Jonathan M. Harding (1)	—	—	—	—	—	—
Dick Warmington	—	—	400,000	365,992	—	—
Nathan A. Cammack	—	—	—	—	—	—
Subramanian Ramakrishnana (2)	—	—	—	—	—	—
Alice Pilch (3)	—	—	—	—	—	—

(1)	Mr. Harding resigned from Viador in May 2001, at which time all of his outstanding options were cancelled.

(2)	Mr. Ramakrishnana resigned from Viador in August 2001, at which time all of his outstanding options were cancelled.

(3)	Ms. Pilch resigned from Viador in September 2001, at which time all of her outstanding options were cancelled.

DIRECTOR COMPENSATION

      Our directors receive $1,000 for each board meeting attended if in person and $500 if attended telephonically. Directors also receive $500 for each board committee meeting attended if in person and $250 if attended telephonically. All directors are also reimbursed for their reasonable out-of-pocket expenses in serving on the board of directors or any committee thereof. During 2001, our Directors elected to not receive payment for attending board or board committee meetings. Directors are eligible to receive equity incentives in the form of stock option grants or direct stock issuances under our 1999 Stock Incentive Plan.

      Pursuant to the Automatic Option Grant Program in effect under the Company’s 1999 Stock Incentive Plan, each individual who first joins the board as a non-employee director will, at the time of his or her initial election or appointment, receive an option grant to purchase 15,000 shares of common stock, provided such individual has not previously been in our employ. In addition, on the date of each annual stockholders meeting, each non-employee board member who is to continue to serve as a non-employee board member, including any non-employee board members who were previously in our employ, will automatically be granted an option to purchase 5,000 shares of common stock, provided such individual has served on the board for at least six months. Each option will have an exercise price per share equal to the fair market value per share of the Common Stock on the grant date and a maximum term of ten (10) years measured from the grant date, subject to the earlier termination upon the optionee’s cessation of Board service. Each 15,000-share option grant will vest in a series of six (6) successive semi-annual installments over the director’s first thirty-six (36) months of service. Each 5,000-share annual option grant will be immediately exercisable for all the option shares as fully-vested shares. On May 30, 2001, the continuing non-employee directors, Teddy Kiang, Virginia Turezyn and Stan Wang each received an automatic option grant for 5,000 shares at an exercise price of $0.66 per share. On June 20, 2001, the new non-employee directors, Song Jun and Zhihan Wang each received an automatic option grant for 15,000 shares at an exercise price of $0.41 per share. In addition, on August 1, 2001, Song Jun, Zhihan Wang and Teddy Kiang each received an additional option grant for 40,000 shares and Dick Warmington received an additional option grant for 400,000 shares. Each of the additional grants had an exercise price of $0.25 per share and became fully vested on December 31, 2001.

      The 1999 Stock Incentive Plan also contains a director fee option grant program. Should this program be activated in the future, each non-employee board member will have the opportunity to apply all or a portion of any annual retainer fee otherwise payable in cash to the acquisition of a below-market option grant. At this time, we do not anticipate paying any annual retainer fee or other cash compensation to any non-employee members of the board of directors.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

      On October 5, 2000, we entered into an employment agreement with Jonathan Harding, our former President and Chief Executive Officer. Under this employment agreement, Mr. Harding was provided with an annual base salary of at least $275,000 and a target bonus of not less than 50% of such base salary. He was also entitled to enhanced severance benefits. In accordance with the Settlement Agreement and General Release entered into by Mr. Harding, upon his termination in May 2001 he received his base salary and all unused vacation earned through his date of resignation as well as three months additional salary and health coverage at our expense. All stock vesting ceased his termination date. None of our current executive officers are covered by employment agreements.

BENEFICIAL OWNERSHIP

      The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of April 9, 2002, except as noted in the footnotes below by:

•	all persons who are beneficial owners of 5% or more of our common stock;

•	each director;

•	our Chief Executive Officer and the four other most highly compensated executive officers for the fiscal year ended December 31, 2001, whose salary and bonus exceeded $100,000; and

•	all current executive officers and directors as a group.

      Unless otherwise indicated, the address for each stockholder is c/o Viador Inc., 977 Benecia, Sunnyvale, California 94085. Except as indicated by footnote, we understand that the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws.

      Shares of common stock subject to options, which are currently exercisable or exercisable within 60 days of April 9, 2002, are deemed outstanding for computing the percentages of the person holding those options but are not deemed outstanding for computing the percentages of any other person. The percentage of common stock outstanding as of April 9, 2002 is based on 33,096,884 shares of common stock outstanding on that date.

	Amount and Nature
	of Beneficial Ownership

Name of Beneficial Owners	Number	Percent

Heungyeung Yeung (1)	13,333,332	32.6%
Zhihan Wang (2)	7,471,666	21.3
Magison Investments Ltd (3)	4,444,443	13.1
Stan X. Wang (4)	2,335,785	6.7
Dick Warmington (5)	1,015,992	3.0
Teddy Kiang (6)	782,729	2.4
Song Jun (7)	55,000	*
Subramanian Ramakrishnan (8)	10,000	*
Nathan A. Cammack	—	*
Jonathan M. Harding	—	*
Alice Pilch	—	*
All directors and executive officers as group (six persons)(9)	11,661,172	30.9

*	Less than 1%.

(1)	Stock consists of: (i) 5,555,555 shares of common stock held directly by Mr. Yeung issued in connection with a private offering of equity securities in August 2001; (ii) a warrant to purchase 1,111,111 shares of common stock exercisable within 60 days of April 9, 2002 at a price of $0.27 per share, issued as part of the August 2001 private offering; (iii) a warrant to purchase 3,333,333 shares of common stock exercisable within 60 days of April 9, 2002 at a price of $0.06 per share, subject to Mr. Yeung’s fulfillment of certain commitments, issued in connection with a private offering held in March 2002; (iv) a warrant to purchase 3,333,333 shares of common stock exercisable within 60 days of April 9, 2002 at a price of $0.06 per share, also issued in connection with a private offering held in March 2002. The address for Mr. Yeung is Langshan Road, Hi Tec Industrial Park North, Nanshan District Shenzen, Guangdong Province PR China, 518057.

(2)	Stock consists of: (i) 5,555,555 shares of common stock held directly by Mr. Wang issued in connection with a private offering of equity securities in August 2001; (ii) a warrant to purchase 1,111,111 shares of common stock exercisable within 60 days of April 9, 2002 at a price of $0.27 per share, issued as part of the August 2001 private offering; (iii) a warrant to purchase 750,000 shares of common stock exercisable within 60 days of April 9, 2002 at a price of $0.40 per share; (iv) 55,000 shares of common stock subject to options exercisable within 60 days of April 9, 2002. The address for Mr. Wang is R1-B Building, HighTech Industrial Park, Shenzhen PR China, 518058.

(3)	Stock consists of: (i) 3,703,703 shares of common stock held directly by Magison Investments Ltd. issued in connection with a private offering of equity securities in August 2001; (ii) a warrant to purchase 740,740 shares of common stock exercisable within 60 days of April 9, 2002 at a price of $0.27 per share, issued as part of the August 2001 private offering. The address for Magison Investments Ltd. is Suite 13A Suncrest Tower, 1-11 Moumouth Terrace, Kennedy Road, Central Hong Kong.

(4)	Stock consists of 677,836 shares of common stock held directly by Mr. Wang and 1,657,949 shares of common stock subject to options exercisable within 60 days of April 9, 2002.

(5)	Stock consists of 765,992 shares of common stock subject to options exercisable within 60 days of April 9, 2002 by Mr. Warmington, as well as a warrant to purchase 250,000 shares of common stock issued in conjunction with bridge financing provided to Viador by Mr. Warmington in July 2001 that is exercisable within 60 days of April 9, 2002 at a price of $0.40 per share.

(6)	Stock consists of 102,165 shares of common stock held directly by Mr. Kiang and his wife, and 45,000 shares of common stock subject to options exercisable within 60 days of April 9, 2002. Also included are 541,041 shares of common stock held by Standard Foods Taiwan, Ltd. and 94,523 shares of common stock held by Crosslink Semiconductor, Inc. (Taiwan); Mr. Kiang, a director of ours, is a Managing Director of Crosslink Technology Partners LLC and the investment representative for Standard Foods Taiwan, Ltd. and Crosslink Semiconductor, Inc. (Taiwan). Mr. Kiang disclaims beneficial ownership of the shares held by Crosslink Semiconductor, Inc. (Taiwan) and Standard Foods Taiwan, Ltd., except to the extent of his pecuniary interest therein.

(7)	Stock consists of 55,000 shares of common stock subject to options exercisable within 60 days of April 9, 2002 by Mr. Jun.

(8)	Stock consists of 10,000 shares of common stock held directly by Mr. Ramakrishnan.

(9)	See footnotes 2, 4, 5, 6 and 7 above. Includes options exercisable for 2,548,947 shares of common stock within 60 days of April 9, 2002 under the 1999 Stock Incentive Plan. The table above calculates the number and percentage of shares beneficially owned by all existing directors and executive officers as of April 9, 2002.

COMPENSATION COMMITTEE REPORT ON

EXECUTIVE COMPENSATION

Compensation Committee Report

      The compensation committee of the board of directors sets the compensation of the Chief Executive Officer, reviews the design, administration and effectiveness of compensation programs for other key executives and approves stock option grants for all executive officers and other employees. From January 2001 to June 2001, the compensation committee was comprised of two outside directors, Teddy Kiang and Virginia Turezyn, and had one vacancy. The committee is currently composed entirely of one outside director, Teddy Kiang, and currently has two vacancies

Compensation Philosophy and Objectives

      We operate in the extremely competitive and rapidly changing high technology industry. The committee believes that the compensation programs for the executive officers should be designed to attract, motivate and retain talented executives responsible for our success, and should be determined within a competitive framework and based on the achievement of designated financial targets, individual contribution, customer satisfaction and financial performance relative to that of our competitors. Within this overall philosophy, the committee’s objectives are to:

•	Offer a total compensation program that takes into consideration the compensation practices of a group of specifically identified peer companies and other selected companies with which we compete for executive talent;

•	Provide annual variable incentive awards that take into account our overall financial performance in terms of designated corporate objectives and the relative performance of relevant peer companies, as well as individual contributions; and

•	Align the financial interests of executive officers with those of stockholders by providing significant equity-based, long-term incentives.

Compensation Components and Process

      The three major components of our executive officers’ compensation are: (i) base salary, (ii) variable incentive awards and (iii) long-term, equity-based incentive awards. The committee determines the compensation levels for the executive officers with the assistance of our Human Resources Department. In addition, an independent consulting firm furnishes the committee with executive compensation data drawn from a nationally recognized survey of similarly sized technology companies that have been identified as the peer companies. The positions of our Chief Executive Officer and executive officers were compared with those of their counterparts at the peer companies, and the market compensation levels for comparable positions were examined to determine base salary, target incentives and total cash compensation. In addition, the practices of the peer companies concerning stock option grants were reviewed and compared.

      Base Salary. The base salary for each executive officer is determined at levels considered appropriate for comparable positions at the peer companies. Our policy is to target base salary levels between the 50th and 75th percentile of compensation practices at the peer companies.

      Variable Incentive Awards. To reinforce the attainment of our goals, the committee believes that a portion of the annual compensation of each executive officer should be in the form of variable incentive pay. The annual incentive pool for executive officers is determined on the basis of our achievement of the financial performance targets established at the beginning of the fiscal year and also includes a range for the executive’s contribution and a strategic component tied to our performance relative to a select group of competitors. The incentive plan sets a threshold level of our performance based on revenue that must be attained before any incentives are awarded. Once the fiscal year’s threshold is reached, specific formulas are in place to calculate the actual incentive payment for each officer. A target is set for each executive officer based on targets for comparable positions at the peer companies and is stated in terms of an escalating percentage of the officer’s base salary for the year. Although the corporate performance thresholds were not met for the 2001 fiscal year, the compensation committee nevertheless decided to grant certain executive officers discretionary bonuses based on their individual performance.

      Long-Term, Equity-Based Incentive Awards. The goal of our long-term, equity-based incentive awards is to align the interests of executive officers with stockholders and to provide each executive officer with a significant incentive to manage from the perspective of an owner with an equity stake in the business. The committee determines the size of long-term, equity-based incentives according to each executive’s position, and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the committee takes into account an individual’s recent performance, his or her potential for future responsibility and promotion, comparable awards made to individuals in similar positions with the peer companies and the number of unvested options held by each individual at the time of the new grant. The relative weight given to each of these factors varies among individuals at the committee’s discretion. During fiscal 2001, the committee made option grants to Messrs. Wang, Harding, Ramakrishnan and Ms. Pilch under our 1999 Stock Incentive Plan. Each grant allows the officer to acquire shares of our common stock at a fixed price per share (the market price on the grant date) over a specified period of time. Options granted to this group of individuals vest in periodic installments over a four-year period, contingent upon the executive officer’s continued employment with us. Accordingly, the option grants will provide a return only if the officer remains with us and only if the market price appreciates over the option term.

      CEO Compensation. In setting the total compensation payable to Jonathan Harding, Dick Warmington and Stan Wang, each of whom served as Chief Executive Officer during a portion of the 2001 fiscal year, the compensation committee sought to make that compensation competitive with the compensation paid to the chief executive officers of companies in the surveyed group.

      Jonathan Harding. Mr. Harding began serving as Chief Executive Officer in October 2000 when Stan Wang resigned from that post. The compensation committee established Mr. Harding’s base salary for the 2001 fiscal year with the objective of maintaining his base salary at a competitive level with similarly situated chief executive officers. With respect to Mr. Harding’s base salary, it was the compensation committee’s intent to provide him with a level of stability and certainty and not have this particular component of compensation affected to any significant degree by our performance factors. For the 2001 fiscal year, Mr. Harding’s base salary was approximately at the median of the base salary levels of other chief executive officers at the surveyed companies. Mr. Harding resigned as Chief Executive Officer in May 2001.

      Dick Warmington. Dick Warmington served as Chief Executive Officer from May 2001 to August 2001, and for that period of service, he declined any cash compensation. However, the compensation committee granted to Mr. Warmington options to purchase 765,992 shares of Viador’s common stock at a weighted average exercise price of $0.32. Mr. Warmington resigned as Chief Executive Officer in August 2001.

      Stan Wang. Mr. Wang began serving as Chief Executive Officer in August 2001, when Dick Warmington resigned from the post. It was the compensation committee’s intent to provide him with a base salary that was approximately at the median of the base salary levels of other chief executive officers at the surveyed companies.

      The remaining components of Mr. Wang’s 2001 fiscal year compensation, however, were primarily dependent upon corporate performance. Mr. Wang was eligible for a cash bonus for the 2001 fiscal year as determined by the compensation committee. Mr. Wang received a $34,375 bonus because he attained certain performance goals in the 2001 fiscal year. Mr. Wang did not have a formal employment agreement with us.

Other Elements of Executive Compensation

      Executives are eligible for corporation-wide medical and dental benefits and participation in a 401(k) plan under which we currently provide no matching contributions. In addition, executives participate in a corporation-wide short and long-term disability insurance program and a group term life insurance program.

Compliance with Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation exceeding $1.0 million paid to certain of a corporation’s executive officers, to the extent that compensation is not deemed to be performance-based pursuant to the criteria established under a stockholder-approved plan. The cash compensation paid to Viador’s executive officers for the 2001 fiscal year did not exceed the $1.0 million limit per officer, and the compensation committee does not expect the total cash compensation to be paid to any of our executive officers for fiscal 2002 to exceed the $1.0 million limit. Accordingly, the compensation committee has decided not to submit any of our cash incentive bonus plans to stockholder approval at the Annual Meeting or to take any other action to limit or restructure the elements of cash compensation payable to our executive officers. The compensation committee will reconsider this decision should the individual cash compensation of any executive officer be expected to exceed the $1.0 million level on a recurring basis as a result of their participation in one or more of our non-stockholder approved incentive bonus plans. Our 1999 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of stock options granted under the discretionary option grant program in effect under that plan or the sale of the shares purchased under those options may qualify as performance-based compensation which will not be subject to the $1.0 million limitation on deductibility. However, a number of stock option grants made under the 1999 plan during the 2001 fiscal year did not qualify as performance-based compensation because the compensation committee was not comprised of the requisite number of non-employee Board members. As a result, any compensation deemed paid by Viador to a named executive officer upon the subsequent exercise of those options or the disposition of the shares purchased under those options will, together with the cash compensation paid to that individual for the year, be subject to the $1.0 million limitation.

Submitted by the Compensation Committee of our Board of Directors Teddy Kiang

AUDIT COMMITTEE REPORT

      The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that Viador specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

      The following is the report of the audit committee with respect to Viador’s audited financial statements for the fiscal year ended December 31, 2001, included in Viador’s Annual Report on Form 10-K for that year.

      The audit committee has reviewed and discussed the audited financial statements with Viador’s management.

      The audit committee has discussed with Viador’s independent auditors, KPMG LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, which includes, among other items, matters related to the conduct of the audit of Viador’s financial statements.

      The audit committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as amended, and has discussed with KPMG LLP the independence of KPMG LLP from Viador.

      Based on the review and discussions referred to above in this report, the audit committee recommended to Viador’s board of directors that the audited financial statements be included in Viador’s Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors Teddy Kiang Dick Warmington

PERFORMANCE GRAPH

      The following graph shows a quarterly comparison of the cumulative total return on our common stock, based on the market price of our stock with a return of the Standard and Poor’s 500 Index and the Nasdaq Stock Market (U.S.) Index, for the period beginning October 26, 1999, the day our common stock began trading, through December 31, 2001. The graph assumes that on October 26, 1999, $100 was invested in our common stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on our common stock. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

Measurement Period	Viador	S&P 500	Nasdaq

10/26/1999	100	100	100
12/31/1999	375	115	149
3/31/2000	432	117	167
6/30/2000	140	113	145
9/30/2000	77	112	135
12/31/2000	12	103	91
3/31/2001	5	91	66
6/30/2001	4	96	77
9/30/2001	2	81	53
12/31/2001	1	90	59

      Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate this Proxy Statement or future filings made by us under those statutes, the compensation committee Report, the Audit Committee Report, Audit Committee Charter, reference to the independence of the Audit Committee members and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Since January 1, 2001, Viador entered into the following transactions with its directors, officers or a 5% stockholder in which the amount involved exceeded $60,000:

      On July 6, 2001, we raised $500,000 in financing through a private offering of convertible debt securities, in connection with which we issued warrants and convertible promissory notes. The securities were offered and issued to certain private investors, including Dick Warmington, who was then our chief executive officer, and is currently a member of the Board of Directors, and Zhihan Wang, who is currently a member of the Board of Directors and a holder of more than 5% of our common stock. Mr. Warmington received a convertible promissory note in the amount of $100,000 and a warrant to purchase 250,000 shares of our common stock at an exercise price of $0.40 per share. Mr. Wang received a convertible promissory note in the amount of $300,000 and a warrant to purchase 750,000 shares of our common stock at an exercise price of $0.40 per share.

      On August 13, 2001, we raised $4,000,000 in private equity financing by issuing 14,814,814 shares of common stock and warrants to purchase a total of 2,962,962 shares of common stock at an exercise price of $.27 per share. Zhihan Wang, who is currently a member of the Board of Directors and a holder of more than 5% of our common stock, purchased 5,555,555 shares of common stock for $1,500,000 and received a warrant to purchase 1,111,111 shares of common stock. Hungyeung Yeung, who is a holder of more than 5% of our common stock, purchased 5,555,555 shares of common stock for $1,500,000 and received a warrant to purchase 1,111,111 shares of common stock.

      On March 18, 2002, we raised $1,000,000 in financing through a private offering of debt securities and received a commitment to provide additional financing of up to $2,000,000 upon request from Heungyeung Yeung, who is a holder of more than 5% of our common stock. In connection with this financing, we issued a convertible promissory note in the amount of $1,000,000 and two warrants to purchase a total of 6,666,666 shares of our common stock at an exercise price of $0.06 per share to Mr. Yeung. The note is convertible into 16,711,230 shares of our common stock.

      All future transactions between us and our officers, directors, principal stockholders and affiliates will be approved by a majority of the independent and disinterested members of the board of directors and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

STOCKHOLDER PROPOSALS

      To be included in the proxy statement and form of proxy relating to the annual meeting to be held in 2003, a stockholder proposal must be received by Nathan Cammack, Secretary, Viador Inc., 977 Benecia Avenue, Sunnyvale CA 94085, no later than December 31, 2002. If we are not notified of a stockholder proposal by March 15, 2003, then the proxy solicited by the board of directors for the 2003 annual meeting will confer discretionary authority to vote against such stockholder proposal. The Company’s bylaws were amended by the Board of Directors on April 15, 2002 to provide that stockholders holding 50% or more of the Company’s voting power may call a special meeting of the stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of our registered class of equity securities, or 10% stockholders, to file reports of ownership on a Form 3 and changes in ownership on a Form 4 or a Form 5 with the SEC. These executive officers, directors and 10% Stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely upon reports furnished to us and written representations that no reports were required, during the fiscal year ended December 31, 2001, all filing requirements applicable to our officers, directors and 10% stockholders were met in a timely manner, except that we did not receive any Forms 3, 4 or 5 from the following directors and officers with respect to the following transactions during 2001:

	Number of Shares
Director/Officer	Underlying Options Granted	Date Granted

Alice Pilch(1)	50,000	2/16/01
	60,000	4/27/01
	100,000	8/1/01
Subramanian Ramakrishnan(2)	50,000	2/16/01
	100,000	4/27/01
Teddy Kiang(3)	5,000	5/30/01
	40,000	8/1/01
Virginia Turezyn(4)	5,000	5/30/01
Song Jun(5)	15,000	6/20/01
	40,000	8/1/01
Zhihan Wang(5)	15,000	6/20/01
	40,000	8/1/01

(1)	Ms. Pilch served as Secretary from March 2001 and as Vice President of Finance and Chief Executive Officer from January 2001 to September 2001, when she resigned from all positions with Viador.

(2)	Mr. Ramakishnan served as Vice President, Engineering and Chief Technology Officer from November 1999 to August 2001, when he resigned from Viador.

(3)	Mr. Kiang has served as a director since April 1997.

(4)	Ms. Turezyn served as a director from September 1998 to June 2001.

(5)	Mr. Jun and Mr. Z. Wang have both served as directors since June 2001.

OTHER MATTERS

      Our board of directors knows of no other business that will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the recommendation of the board of directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

      It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

      A copy of our Annual Report on Form 10K for the 2001 fiscal year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

By Order of the Board of Directors,

/s/ Nathan A. Cammack _________________________________________ Nathan A. Cammack Secretary

Dated: May 2, 2002
Sunnyvale, California

VIADOR INC.
1999 STOCK INCENTIVE PLAN

(As Amended through April 29, 2002)

ARTICLE ONE

GENERAL PROVISIONS

I. PURPOSE OF THE PLAN

     This 1999 Stock Incentive Plan is intended to promote the interests of Viador Inc., a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

     Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

     All share numbers in this document reflect the reverse 1-for-2.4 split of the Common Stock to be effected immediately prior to the initial public offering of Common Stock.

II. STRUCTURE OF THE PLAN

     A. The Plan shall be divided into five separate equity programs:

•	the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

•	the Salary Investment Option Grant Program under which eligible employees may elect to have a portion of their base salary invested each year in special option grants,

•	the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

•	the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at designated intervals over their period of continued Board service, and

•	the Director Fee Option Grant Program under which non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special stock option grant.

     B. The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN

     A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary option grants or stock issuances for members of the Primary Committee shall be made by a disinterested majority of the Board.

     B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

     C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

     D. The Primary Committee shall have the sole and exclusive authority to determine which Section 16 Insiders and other highly compensated Employees shall be eligible for participation in the Salary Investment Option Grant Program for one or more calendar years. However, all option grants under the Salary Investment Option Grant Program shall be made in accordance with the express terms of that program, and the Primary Committee shall not exercise any discretionary functions with respect to the option grants made under that program.

     E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

     F. Administration of the Automatic Option Grant and Director Fee Option Grant Programs shall be self-executing in accordance with the terms of those programs, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under those programs.

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IV. ELIGIBILITY

     A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

(i) Employees,

(ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

     B. Only Employees who are Section 16 Insiders or other highly compensated individuals shall be eligible to participate in the Salary Investment Option Grant Program.

     C. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

     D. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

     E. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who first become non-employee Board members on or after the Underwriting Date, whether through appointment by the Board or election by the Corporation’s stockholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after the Underwriting Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

     F. All non-employee Board members shall be eligible to participate in the Director Fee Option Grant Program.

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V. STOCK SUBJECT TO THE PLAN

     A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 22,895,549 shares. Such reserve shall consist of (i) the initial 7,000,000 shares reserved for issuance under the Plan, which included the number of shares which remained available for issuance, as of the Plan Effective Date, under the Predecessor Plans as last approved by the Corporation’s stockholders, including the shares subject to outstanding options under those Predecessor Plans, plus an additional increase of approximately 2,000,000 shares approved by the Corporation’s stockholders prior to the Underwriting Date, plus (ii) the 827,962 shares added to the Plan in January 2000 pursuant to the automatic share increase provisions of Section V.B. of this Article One, plus (iii) the 909,957 shares added to the Plan in January 2001 pursuant to the automatic share increase provisions of Section V.B. of this Article One, plus (iv) the 2,500,000 share increase approved by the Corporation’s stockholders at the 2001 Annual Meeting, plus (v) the 1,657,630 shares added to the Plan in January 2002 pursuant to the automatic share increase provisions of Section V.B. of this Article One, plus (vi) the 10,000,000 share increase authorized by the Board in April 2002, subject to stockholder approval at the 2002 Annual Stockholders Meeting.

     B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2000, by an amount equal to five percent (5%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 3,000,000 shares.

     C. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 1,000,000 shares of Common Stock in the aggregate per calendar year.

     D. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plans) shall be available for subsequent issuance under the Plan to the extent (i) those options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation at the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross

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number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more stock appreciation rights exercised under Section IV of Article Two, Section III of Article Three, Section 11 of Article Five or Section III of Article Six of the Plan shall not be available for subsequent issuance under the Plan.

     E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan, (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plans and (vi) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section V.B of this Article One. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

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ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I. OPTION TERMS

     Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

     A. Exercise Price.

          1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

          2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Seven and the documents evidencing the option, be payable in one or more of the forms specified below:

(i) cash or check made payable to the Corporation,

(ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

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     C. Effect of Termination of Service.

     1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii) Should the Optionee’s Service be terminated for Misconduct or should Optionee otherwise engage in Misconduct while one or more of his or her options under this Article Two are outstanding, then all those options shall terminate immediately and cease to be outstanding.

(iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of’ Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

     2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

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     D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

     E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. The Plan Administrator may not impose a vesting schedule upon any option grant or the shares of Common Stock subject to that option which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one (1) year after the option grant date.

     F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee’s death. However, a Non-Statutory Option may, in connection with the Optionee’s estate plan, be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II. INCENTIVE OPTIONS

     The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section 11, all the provisions of Articles One, Two and Seven shall be applicable to Incentive Options. Options which are specifically designated as Nonstatutory Options when issued under the Plan shall not be subject to the terms of this Section II.

     A. Eligibility. Incentive Options may only be granted to Employees.

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     B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

     To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

     C. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL

     A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

     B. All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

     C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

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     D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year and (iv) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year.

     E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effect date of such Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Corporate Transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall not be assignable in connection with such Corporate Transaction and shall accordingly terminate upon the consummation of such Corporate Transaction, and the shares subject to those terminated rights shall thereupon vest in full.

     F. The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall become exercisable for all the shares of Common Stock at the time subject to those options in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1) year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

     G. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effect date of a Change in Control, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan

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Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Change in Control, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the subsequent termination of the Optionee’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control. Each option so accelerated shall remain exercisable for fully vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1) year period measured from the effective date of Optionee’s cessation of Service.

     H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

     I. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV. CANCELLATION AND REGRANT OF OPTIONS

     The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor Plan) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

V. STOCK APPRECIATION RIGHTS

     A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

     B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

(i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

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(ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

(iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

     C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

(i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

(ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock at the time subject to such option (whether or not the Optionee is otherwise vested in those shares) over (B) the aggregate exercise price payable for those shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

(iii) At the time such limited stock appreciation right is granted, the Plan Administrator shall pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

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ARTICLE THREE

SALARY INVESTMENT OPTION GRANT PROGRAM

I. OPTION GRANTS

     The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Investment Option Grant Program is to be in effect and to select the Section 16 Insiders and other highly compensated Employees eligible to participate in the Salary Investment Option Grant Program for such calendar year or years. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Ten Thousand Dollars ($10,000.00) nor more than Fifty Thousand Dollars ($50,000.00). Each individual who files such a timely authorization shall automatically be granted an option under the Salary Investment Grant Program on the first trading day in January of the calendar year for which the salary reduction is to be in effect.

II. OPTION TERMS

     Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

     A. Exercise Price.

          1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

          2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     B. Number of Option Shares. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

          X = A ÷ (B x 66-2/3%), where

          X is the number of option shares,

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A is the dollar amount of the reduction in the Optionee’s base salary for the calendar year to be in effect pursuant to this program, and

B is the Fair Market Value per share of Common Stock on the option grant date.

     C. Exercise and Term of Options. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee’s completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

     D. Effect of Termination of Service. Should the Optionee cease Service for any reason while holding one or more options under this Article Three, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Service. Should the Optionee die while holding one or more options under this Article Three, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee’s cessation of Service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee’s cessation of Service. However, the option shall, immediately upon the Optionee’s cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

III. CORPORATE TRANSACTION/ CHANGE IN CONTROL/ HOSTILE TAKE-OVER

     A. In the event of any Corporate Transaction while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall terminate immediately following the Corporate Transaction, except to the extent assumed by the successor corporation (or parent thereof) in such Corporate Transaction. Any option so assumed and shall remain exercisable for the fully-vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Service.

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     B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

          The option shall remain so exercisable until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Service, (iii) the termination of the option in connection with a Corporate Transaction or (iv) the surrender of the option in connection with a Hostile Take-Over.

     C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Salary Investment Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. The Primary Committee shall, at the time the option with such limited stock appreciation right is granted under the Salary Investment Option Grant Program, pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Primary Committee or the Board shall be required at the time of the actual option surrender and cash distribution.

     D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

     E. The grant of options under the Salary Investment Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV. REMAINING TERMS

     The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

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ARTICLE FOUR

STOCK ISSUANCE PROGRAM

I. STOCK ISSUANCE TERMS

     Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

     A. Purchase Price.

          1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

          2. Subject to the provisions of Section I of Article Seven, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Corporation, or

(ii) past services rendered to the Corporation (or any Parent or Subsidiary).

     B. Vesting Provisions.

          1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals. However, the Plan Administrator may not impose a vesting schedule upon any stock issuance or share right award effected under the Stock Issuance Program which is more restrictive than twenty percent (20%) per year vesting, with initial vesting to occur not later than one (1) year after the issuance date.

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          2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

          3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

          4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase money note of the Participant attributable to the surrendered shares.

          5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

          6. Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals have not been attained.

II. CORPORATE TRANSACTION/CHANGE IN CONTROL

     A. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction,

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except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

     B. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

     C. The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control.

III. SHARE ESCROW/LEGENDS

     Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

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ARTICLE FIVE

AUTOMATIC OPTION GRANT PROGRAM

I. OPTION TERMS

     A. Grant Dates. Option grants shall be made on the dates specified below:

          1. Each individual who is first elected or appointed as a non-employee Board member at any time on or after the Underwriting Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 15,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

          2. On the date of each Annual Stockholders Meeting held after the Underwriting Date, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase 5,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 5,000-share option grants any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received one or more stock option grants from the Corporation prior to the Underwriting Date shall be eligible to receive one or more such annual option grants over their period of continued Board service.

     B. Exercise Price.

          1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

          2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     C. Option Term. Each option shall have a term of ten (10) years measured from the option grant date.

     D. Exercise and Vesting of Options. Each option shall be immediately exercisable for any or all of the option shares. However, any unvested shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee’s cessation of Board service prior to vesting in those shares. The shares

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subject to each initial 15,000-share grant shall vest, and the Corporation’s repurchase right shall lapse, in a series of six (6) successive equal semi-annual installments upon the Optionee’s completion of each six (6)-month period of service as a Board member over the thirty-six (36) month period measured from the option grant date. The shares subject to each annual 5,000-share option grant shall be fully vested as of the grant date.

     E. Limited Transferability of Options. Each option under this Article Five may, in connection with the Optionee’s estate plan, be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Five, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

     F. Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

(i) The Optionee (or, in the event of Optionee’s death, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

(ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee’s cessation of Board service.

(iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

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(iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

     A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

     B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

     C. All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction or Change in Control.

     D. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

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     E. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

     F. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III. REMAINING TERMS

     The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

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ARTICLE SIX

DIRECTOR FEE OPTION GRANT PROGRAM

I. OPTION GRANTS

     The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years for which the Director Fee Option Grant Program is to be in effect. For each such calendar year the program is in effect, each non-employee Board member may irrevocably elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board for that year to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation’s Chief Financial Officer prior to first day of the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable. Each non-employee Board member who files such a timely election shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which the annual retainer fee which is the subject of that election would otherwise be payable in cash.

II. OPTION TERMS

     Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.

     A. Exercise Price.

          1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

          2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     B. Number of Option Shares. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

          X = A ÷ (B x 66-2/3%), where

          X is the number of option shares,

A is the portion of the annual retainer fee subject to the non-employee Board member’s election, and

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B is the Fair Market Value per share of Common Stock on the option grant date.

     C. Exercise and Term of Options. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee’s completion of each calendar month of Board service during the calendar year in which the option is granted. Each option shall have a maximum term of ten (10) years measured from the option grant date.

     D. Limited Transferability of Options. Each option under this Article Six may, in connection with the Optionee’s estate plan, be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Six, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

     E. Termination of Board Service. Should the Optionee cease Board service for any reason (other than death or Permanent Disability) while holding one or more options under this Director Fee Option Grant Program, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each option held by the Optionee under this Director Fee Option Grant Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

     F. Death or Permanent Disability. Should the Optionee’s service as a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee under this Director Fee Option Grant Program shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may be exercised for any or all of those shares as fully-vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. In the event of the Optionee’s death while holding such option, the option may be exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option.

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     Should the Optionee die after cessation of Board service but while holding one or more options under this Director Fee Option Grant Program, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee’s cessation of Board service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee’s cessation of Board service.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

     A. In the event of any Corporate Transaction while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall terminate immediately following the Corporate Transaction, except to the extent assumed by the successor corporation (or parent thereof) in such Corporate Transaction. Any option so assumed and shall remain exercisable for the fully-vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Board service.

     B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall immediately become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Board service, (iii) the termination of the option in connection with a Corporate Transaction or (iv) the surrender of the option in connection with a Hostile Take-Over.

     C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Director Fee Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

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     D. The grant of options under the Director Fee Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV. REMAINING TERMS

     The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

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ARTICLE SEVEN

MISCELLANEOUS

I. FINANCING

     The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of those shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II. TAX WITHHOLDING

     A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

     B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant or Director Fee Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

     Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

     Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

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III. EFFECTIVE DATE AND TERM OF THE PLAN

     A. The Plan shall become effective immediately on the Plan Effective Date. However, the Salary Investment Option Grant Program and the Director Fee Option Grant Program shall not be implemented until such time as the Primary Committee may deem appropriate. Options may be granted under the Discretionary Option Grant at any time on or after the Plan Effective Date, and the initial option grants under the Automatic Option Grant Program shall also be made on the Plan Effective Date to any non-employee Board members eligible for such grants at that time. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation’s stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

     B. The Plan shall serve as the successor to the two (2) Predecessor Plans, and no further option grants or direct stock issuances shall be made under those Predecessor Plans after the Plan Effective Date. All options outstanding under the Predecessor Plans on the Plan Effective Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

     C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator’s discretion, be extended to one or more options incorporated from the Predecessor Plans which do not otherwise contain such provisions.

     D. The Plan shall terminate upon the earliest to occur of (i) June 15, 2009, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Should the Plan terminate on June 15, 2009, then all option grants and unvested stock issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

IV. AMENDMENT OF THE PLAN

     A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

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     B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Investment Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V. USE OF PROCEEDS

     Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI. REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VII. NO EMPLOYMENT/SERVICE RIGHTS

     Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

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APPENDIX

     The following definitions shall be in effect under the Plan:

     A. Automatic Option Grant Program shall mean the automatic option grant program in effect under Article Five of the Plan.

     B. Board shall mean the Corporation’s Board of Directors.

     C. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or

(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

     D. Code shall mean the Internal Revenue Code of 1986, as amended.

     E. Common Stock shall mean the Corporation’s common stock.

     F. Corporate Transaction shall mean either of the following stockholder approved transactions to which the Corporation is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

     G. Corporation shall mean Viador inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Viador inc. which shall by appropriate action adopt the Plan.

     H. Director Fee Option Grant Program shall mean the special stock option grant in effect for non-employee Board members under Article Six of the Plan.

     I. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.

     J. Eligible Director mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Articles One and Five.

     K. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     L. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

     M. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

     N. Hostile Take-Over shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

     O. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

     P. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

     Q. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

     R. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

     S. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

     T. Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant, Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program.

     U. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     V. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

     W. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant and Director Fee Option Grant Programs, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

     X. Plan shall mean the Corporation’s 1999 Stock Incentive Plan, as set forth in this document.

     Y. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

     Z. Plan Effective Date shall mean the date the Plan shall become effective and shall be coincident with the Underwriting Date.

     AA. Predecessor Plans shall mean the Corporation’s (i) 1996 Stock Option/Stock Issuance Plan, as in effect immediately prior to the Plan Effective Date hereunder, and (ii) 1997 Stock Option/Stock Issuance Plan, as in effect immediately prior to the Plan Effective Date hereunder .

     BB. Primary Committee shall mean the committee of two (2) or more nonemployee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and to administer the Salary Investment Option Grant Program solely with respect to the selection of the eligible individuals who may participate in such program.

     CC. Salary Investment Option Grant Program shall mean the salary investment option grant program in effect under Article Three of the Plan.

     DD. Secondary Committee shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

     EE. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

     FF. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

     GG. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

     HH. Stock Issuance Program shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

     II. Stock Issuance Program shall mean the stock issuance program in effect under Article Four of the Plan.

     JJ. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     KK. Take-Over Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

     LL. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

     MM. Underwriting Agreement shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

     NN. Underwriting Date shall mean the date on which the Underwriting Agreement is executed and priced in connection with an initial public offering of the Common Stock.

     OO. Withholding Taxes shall mean the Federal, state and local income and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

DETACH HERE

PROXY

VIADOR, INC.

977 Benecia Avenue
Sunnyvale, CA 94085
(408) 735-5956

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 20, 2002

      The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on June 20, 2002 and the Proxy Statement and hereby appoints Stan X. Wang and Nathan A. Cammack, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Viador Inc. (“the Company”) held of record by the undersigned on May 8, 2002 at the Annual Meeting of Stockholders to be held at 977 Benecia Avenue, Sunnyvale, California, 94085 on June 20, 2002 at 10:00 a.m. local time, and any adjournment or postponement thereof. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS ON THE REVERSE SIDE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL, THIS PROXY WILL BE VOTED “FOR” SUCH PROPOSAL.

      PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE	CONTINUED AND TO BE SIGNED	SEE REVERSE
SIDE	ON REVERSE SIDE	SIDE

Dear Stockholders:

Please take note of the important information enclosed with this Proxy.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Viador Inc.

DETACH HERE

   Please mark votes as in this example.

1.	Approve the amendment to Viador’s 1999 Stock Incentive Plan to increase the total number of shares authorized for issuance thereunder by 5,000,000 shares to a total of 17,895,549 shares.

☐ For ☐ Against ☐ Abstain

2.	Ratify the appointment of KPMG LLP as the independent auditors of Viador for the fiscal year ending December 31, 2002.

☐ For ☐ Against ☐ Abstain

3.	To elect two directors to hold office until the 2005 meeting. We recommend a vote for the nominees for director listed below:

(1) Stan X. Wang

(2) Teddy Kiang

☐ For all nominees listed above (except as written in)

☐ Withhold authority to vote for all nominees listed above (except as written in)

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. ☐ Agree

      Please sign exactly as your name or names appear hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by an authorized person.

I/WE WILL ATTEND THE MEETING ☐

Signature: Date: Signature: Date: